EXHIBIT 16.1

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                                                             Andersen
                                                             Luboshitz Kasierer
                                                             9 Ahad Ha'am Street
                                                             PO Box 29452
                                                             Tel Aviv 61293
                                                             Israel
                                                             Tel 972 3 511 8222
                                                             Fax 972 3 510 1667


                                            April 29, 2002





Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.

Ladies and Gentlemen:

We have read the second paragraph of Item 4 included in the form 8-K dated April 29, 2002 of RadVision Ltd. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/Luboshitz Kasierer
Luboshiz Kasierer
Arthur Andersen